EXHIBIT 99.3
                                                                    ------------


                     JIM TOBIN ADDRESSES MEDINOL LITIGATION

Natick, MA (April 11, 2001) - Boston Scientific Corporation (NYSE:BSX) announced that Jim Tobin, President and CEO, delivered the following remarks to the Company's Annual Meeting of Securities Analysts held today:

"First of all, I am proud to be a part of BSC. Anyone who knows me knows that if I weren't, I'd have been gone a long time ago. Second, I was thrilled to be brought into this Company by Pete Nicholas, and I am proud to be working with him now. As Pete said, the Company's management is united. Pete and I, along with the rest of the management team, are in complete agreement on Medinol strategy.

"The bottom line about this lawsuit is that the party in the wrong is Medinol.

o "It was Medinol that could not or would not fill our purchase orders back in 1996 and 1997 and caused us to go into backorder with many of our customers.
o "It was Medinol that consistently refused to provide us with enough stents to develop balloon systems and launch new products with the speed we needed to stay ahead of our competition. This includes, most recently, the NIRFlex(TM) stent.
o "It was Medinol that at least a dozen separate times threatened to cut off its supply of stents unless we paid exorbitant premiums or met some other unjustified demand.
o "It was Medinol that notified us in April 1997 that it had in fact stopped shipping us stents.
o "It was Medinol that later in the same year tried to damage Boston Scientific by misrepresenting to several key physicians that it had severed all ties with us.
o "It was Medinol that drafted some of the very language in FDA submissions that they now claim is fraudulent. That language, which has to do with whether Medinol is a component supplier or a finished device manufacturer, was truthful then and it's truthful now.
o "It is Medinol that has failed to ship us a single NIRFlex(TM) stent in almost a year despite their knowing that unless we got the stents we couldn't develop a delivery system and couldn't launch the product.
o "And it is Medinol that is attempting to manipulate the securities market with false statements to the media and some of you in the analyst community, and with a baseless lawsuit.

"These actions, among others, have damaged our relationship with our customers and have caused significant financial losses to this Company, as well as a decline in our shareholder value. We'll have much more to say about all of this when we file our own lawsuit shortly.

"Now, let me take a minute to comment on what they have said in their lawsuit. It is based on half-truths, exaggerations and outright fabrications about the independent stent manufacturing line at our facility in Ireland. The fact is that Boston Scientific began development of a stent manufacturing line independent of Medinol for a very simple reason. Our contract with Medinol specifically provides for an independent line. Medinol was required by the contract to design and build the line and get us up to speed so that we could operate it ourselves. Medinol wouldn't do it, so we tried to do it ourselves.

"It's pretty interesting to me that in the hundreds of pages of documents that Medinol attaches to its lawsuit, the one document that is nowhere to be found is the contract itself.

"When the contract was negotiated in 1995, Medinol was a start-up company and there were real risks that it might not meet our supply needs. So to protect Boston Scientific, Medinol agreed to build a stent manufacturing line for us at our Ireland facility. It was supposed to be completely independent of Medinol, and it was supposed to be run by our own people. But Medinol later reneged because they didn't like the idea of Boston Scientific having the capacity to build stents on its own. They dragged their feet and ultimately refused to build an independent line.

"At the same time, whenever Medinol didn't get what they wanted, they would threaten to cut off the supply of stents. As I said before, Medinol notified us in April 1997, on April 17 to be exact, that they had actually stopped shipping.

"Boston Scientific has always taken seriously its obligations to its customers, to the patients who rely on its products, to its shareholders and to its employees. It was unacceptable to be held hostage to this sort of erratic and threatening behavior. Boston Scientific had to respond, and it responded by developing the independent line itself, without telling Medinol, to avoid being cut off again. Nothing illegal. Nothing fraudulent. Nothing violating the contract. Simply trying to make the best of a bad situation created by Medinol itself.

"One more thing about the independent line. The fact is that Boston Scientific never actually completed the line and never sold a single stent made on it. Medinol did not lose a single stent sale or a single dollar in revenue, and they know that. We never intended to ship, and we never actually shipped, anything but approved stents to our customers worldwide, and we never will.
Medinol's lawsuit complains that we produced and marketed non-Medinol manufactured stents, like the Radius(TM) stent. There is also a claim about the Express(TM) stent, which we are developing internally because Medinol refused to give us enough NIRFlex(TM) stents. The truth is that our contract specifically allows us to make other stents, as long as we pay them a percentage. We'd be irresponsible not to do so given Medinol's unpredictable behavior and the uncertainty of reaching agreement on an acquisition.

"You may be wondering about the supply of stents now that Medinol has filed its lawsuit. They are obligated by the contract to continue supply, they have consistently been supplying standard NIR(R) and Conformer(TM) stents these past few years, and we have no indication that will change while the lawsuit is pending.

"The lawsuit accuses the Company of submitting documents to the FDA that misrepresented the status of Medinol. Those accusations are totally false; we have always been straight with the FDA. Medinol is the supplier of a component of our stent systems. That is the way we described them to the FDA, and that description is completely accurate. Medinol has known this from the very beginning. Not only that, they actually drafted language for our FDA submissions that describes Medinol as the component supplier.

"Compared to Pete and some of the other members of management, I am a relative novice when it comes to dealing with Medinol. But I have learned quickly that there is little that Medinol does without an ulterior motive. The ulterior motive here is pretty obvious, and it is to get us to pay a higher price for Medinol. Last summer, we made an opening offer we thought was reasonable. They countered with a number that was in the stratosphere. We stayed at our figure. They threatened to sue. We said, 'Do what you have to do.' They came down significantly, but not nearly enough. We stayed at our figure. They threatened to sue. We said, 'Do what you have to do.' By year-end they had come down to a figure that was in the ballpark, but still too high. They threatened to sue. We said, 'Do what you have to do.' By March it actually looked like we were headed toward an agreement. We then asked them to sign a term sheet. They got seller's remorse and balked. Then they demanded to renegotiate. We said, 'No.' They finally sued.

"This is all about leverage, plain and simple. It was about leverage when Medinol didn't want to give us our independent manufacturing line, and it's about leverage now when they are looking for more money. But let's keep our eye on the ball. Despite the litigation and despite the reckless and baseless nature of Medinol's attacks, we remain open to acquiring Medinol at a fair price. But we will not be bullied, and we will not let Medinol hold our business hostage to their demands.

"Medinol is attacking the honor and integrity of this Company and its senior management. I want to make it clear that I have the highest confidence in the business ethics of the people I work with.

"One final comment. I want to address reports that I was passing information to Medinol on our independent manufacturing line. Any information that came from me or at my direction was given with Pete Nicholas' full knowledge and agreement."

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices. The Company's products are used in a broad range of interventional medical specialties.

This press release contains forward-looking statements. The Company wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, uncertainties associated with litigation and product supply, and other factors described in the Company's filings with the Securities and Exchange Commission.



                                     CONTACT:    Milan Kofol (508-650-8569)
                                                 Investor Relations
                                                 Boston Scientific Corporation

                                                 Paul Donovan (508-650-8541)
                                                 Media Relations
                                                 Boston Scientific Corporation